UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 19, 2016
Date of Report (date of earliest event reported)

GIGPEAK, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-35520	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Baytech Drive
San Jose, CA 95134
(Address of principal executive offices)

(408) 522-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

GigPeak, Inc. (the “Company” or “GigPeak”) filed two Current Reports on Form 8-K on March 30, 2015 and November 23, 2015 relating to long-term equity awards for GigPeak’s named executive officers. The March 2015 awards were made primarily in connection with the annual review by the Compensation Committee of the Board of Directors (the “Compensation Committee”) of the percentage ownership of GigPeak held by employees and annual grants of restricted stock units (“RSUs”). The November 2015 awards were made as a special one-time bonus to recipients, including grants of RSUs, in recognition of the outstanding performance by such recipients and the Company, including the Company’s strong financial performance for several prior fiscal quarters and the completion of certain business transactions, including the acquisition of GigOptix-Terasquare-Korea (GTK) Co., Ltd., in Seoul, Korea and the Company’s August 2015 follow-on public offering. This Current Report on Form 8-K is being filed solely to disclose the determination of the Compensation Committee of the Board of Directors of the Company to rescind a portion of the equity awards referenced in those prior Current Reports made to the Company’s principal executive officer and to issue new equity awards to the principal executive officer.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) RSU Rescission

As previously disclosed, on March 26, 2015, the Compensation Committee of GigPeak approved, as part of its annual compensation review process, several grants of RSUs to officers and other employees of the Company, including a grant of 619,231 RSUs to Dr. Avi S. Katz, the Company’s Chief Executive Officer (the “Long-Term March Award”, vesting 25% on May 1, 2016, and the remainder vesting quarterly over the next twelve quarters) and a grant of 307,125 RSUs to Dr. Katz (the “Short-Term March Award”, all of which vested and paid out in 2015). Also, as previously disclosed, on November 23, 2015, the Compensation Committee of GigPeak approved, as part of a special one-time bonus, a grant of 535,000 RSUs to Dr. Katz (the “November Award” and collectively with the Long-Term March Award and the Short-Term March Award, the “2015 RSU Awards”), which vested on a quarterly basis over a two year period, beginning on February 1, 2016). Each of the 2015 RSU Awards was made under the GigPeak, Inc. 2008 Equity Incentive Plan (the “2008 Plan”). As the total number of shares issuable in connection with the 2015 RSU Awards were in excess of the 1,000,000 share per calendar year per person award limit in the 2008 Plan, and the Compensation Committee has now determined this to be the case, on July 19, 2016, the Compensation Committee has determined to rescind the grant of (i) all of the remaining unvested RSUs of the November Award, which is a total of 401,250 RSUs, and (ii) 60,106 of the unvested RSUs of the Long-Term March Award, with a resulting reduction in the vesting of the Long-Term March Award occurring in the amount of 5,009 shares for eleven quarters commencing August 1, 2016 and followed by one quarter of 5,007 shares (collectively, the “2015 RSU Rescission”), which 2015 RSU Rescission Dr. Katz has voluntarily offered without condition.

Executive Officer Replacement RSU Grants

The Compensation Committee on July 19, 2016 approved for Dr. Katz, the issuance of 440,371 RSUs (the “2016 RSU Awards”) as a result of the 2015 RSU Rescission as set forth below:

•	401,250 RSUs with the award vesting in six quarterly installments beginning on August 1, 2016 and ending on November 1, 2017; and

•	39,121 RSUs with the award vesting in twelve quarterly installments thereafter, beginning on August 1, 2016 and ending on May 1, 2019.

As is the Company’s historical practice, the Company will withhold shares of stock subject to the RSUs at the time of vesting for the purposes of satisfying any tax withholding obligations that arise in connection with the vesting of such 2016 RSU Awards. The 2016 RSU Awards are being made using the Form of Restricted Stock Unit Notice of Grant and Agreement previously filed by the Company as Exhibit 10.4 to the Current Report on Form 8-K as filed with the SEC on April 18, 2016, and the above summary of the terms of these restricted stock units is qualified in its entirety by reference to such form. The 2016 RSU Awards and the 559,629 RSUs awarded by the Compensation Committee to Dr. Katz as previously disclosed on the Company’s Current Report on Form 8-K as filed with the SEC on January 7, 2016, constitute a total of 1,000,000 RSUs awarded to Dr. Katz during the calendar year of 2016.

The 2015 RSU Rescission followed immediately by the subsequent grant of the 2016 RSU Awards will be treated using modification accounting, the result of which is that there will be no additional expense to the Company for the 2016 RSU Awards. This modification accounting treatment will be further discussed in the reporting of the Company’s consolidated financial statements in the Company’s future Periodic Reports to be filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGPEAK, INC.

	By:	/s/ Dr. Avi Katz
Name: Dr. Avi Katz
Title: Chief Executive Officer

Date: July 20, 2016